COMMERCIAL LEASE AGREEMENT

THIS LEASE, ("AGREEMENT") made this 29th day of August 2025 by and between **Homespot, Inc.**, ("Landlord") a corporation of the Commonwealth of Puerto Rico, and **BF Prime DBA/La Rosa Realty Puerto Rico**, ("Tenant") a corporation of the Commonwealth of Puerto Rico.

1. **PREMISES:** The Landlord, for and in consideration of the rentals and covenants, contained herein, the Tenant hereby agrees to lease the following described property: an office space of about 432 square feet, with 3 parking spaces in the Moneyhouse employee parking ("Premises").

2. **TERM:** To have and to hold the same for the term to commence on September 1st, 2025, and ending on August 31, 2027, at 4:00 p.m. EST, unless sooner terminated as hereinafter provided ("Lease Term").

3. **RENTAL:** The Tenant agrees to pay, without demand, deduction, or offset, to Landlord on the first day of each month in advance, during the first year of the Lease Term, a monthly rent of **$1,250.00.** For the second year commencing on September 1 st, 2026, the monthly rent will increase to **$1,400.00.** Rent is to be made payable to **Homespot, Inc., 52 Calle Paseo Covadonga, San Juan, PR 00901,** or at such other place as Landlord may from time to time designate in writing to Tenant. The schedule of rent is the following:

3.1 **APPLICATION OF PAYMENTS:** All payments received by Landlord shall be applied: first, to a previous balance due under the Agreement; and second, to current rent due.

3.2 **ADDITIONAL RENT**: Tenant agrees that any monies due Landlord shall be deemed rent.

3.3 **LATE PAYMENT:** Rent not paid by 4:00 p.m. EST on the fifth (5) day of the month is late. Landlord has no obligation to accept late payments. If late payment is made and Landlord accepts the same, the payment must be in the form of a cashier's check or money order and must include a late charge of ten percent (10%) of the monthly rent, and if applicable, a service charge for any returned check of seventy-five dollars ($75.00). Landlord reserves the right to refuse to accept personal checks from Tenant after one or more of tenant's personal checks have been returned by the bank unpaid.

3.4 **UTILITIES: ELECTRICITY, GAS AND OTHERS:** Tenant shall be responsible for telephone and internet.

3.4.1 Landlord is responsible for electricity, water and sewer.

3.4.2 Tenant agrees that it will not install any equipment which will exceed or overload the capacity of any utility facilities, whether or not provided by Tenant or Landlord, and that, if any equipment installed by Tenant shall require additional utility facilities, the same shall be furnished and installed at Tenant's expense in accordance with plans and specifications to be approved in writing by Landlord.

4. **USE AND CARE OF PROPERTY:** The Premises shall be used for legal, permitted and properly licensed financial and real estate purposes and no other. The Premises shall not be used for any illegal purposes; nor in any manner to create any nuisance or trespass; nor in any manner to vitiate the insurance or increase the rate of insurance on the Premises, any buildings or the property. Tenant shall not commit any acts of moral turpitude on or off of the Premises. Tenant shall not use, store or

dispose of, or permit the use, storage or disposal of, upon the Premises, any Buildings or the Property, any hazardous, toxic or flammable materials, contaminants, oil, radioactive or other material the removal of which is required or the maintenance of which is prohibited, regulated or penalized by any local, commonwealth, state or federal agency, authority or governmental unit. If any such materials are brought into the Premises, any Buildings or the Property by Tenant, Tenant shall, at Tenant's sole expense, cause the immediate removal thereof.

Tenant and Landlord hereby state and affirm that the terms and conditions as contained herein, do not provide, endorse or require the payment of any fees, referral fee, kickback, introduction or access charges or considerations for the services and business of the Tenant or the Landlord. No requirement, representation or warrant is made or expressed by the Tenant or the Landlord wherein the services and business of the Tenant or the Landlord shall be utilized, engaged, required or mandated by either the Tenant or the Landlord to maintain or fulfill the terms or conditions of the Lease Agreement. The Tenant and the Landlord each act in the capacity of a sole entity with regard to the routine and daily services the Tenant and the Landlord each provides, and no agency is created by or for either the Tenant or the Landlord as the result of execution of this Lease Agreement. Any services which the Tenant or the Landlord each provides shall be clearly explained and evidenced to each Customer of the Tenant and the Landlord each wherein the Customer shall have the option not to engage a particular Tenant or Landlord service or product as their own free will and act.

5. **ABANDONMENT OF THE PREMISES:** Tenant agrees not to abandon or vacate the Premises during the period of this Agreement and agrees to use the Premises for the purpose herein leased until the expiration hereof. Shall Tenant abandon the premises, Landlord may take possession and at Landlords discretion, remove and dispose of any Tenant's personal effects therein.

6. **REPAIRS:** Tenant acknowledges that Tenant has inspected the Premises and accepts the condition of the Property "as is", and that it is fit for its intended use. Landlord will within reasonable promptness after receipt of written notice from Tenant, repair the defects in the Property which create unsafe conditions or render the Premises uninhabitable, which if not corrected, will leave the Premises in a state of disrepair. Tenant is responsible for the first $500.00 of all repairs. If any damage is caused by Tenant, or Tenant's guests or licensees beyond normal wear and tear, Tenant agrees to pay Landlord the cost of repair as additional rent, and Tenant will promptly pay with the next rental payment or upon move-out, whichever occurs first.

7. **MAINTENANCE:** Tenant agrees to maintain the Property in as good a state as Tenant finds it, reasonable wear and tear excepted. Tenant agrees to keep the Property in a clean and sanitary condition.

8. **CONDEMNATION AND DAMAGE TO PREMISES:** If the Premises are condemned or totally destroyed by storm, fire, lightning, earthquake or other casualty, this Agreement shall terminate as of the date of such destruction, and Total Rental shall be accounted for as between Landlord and Tenant as of that date. If the Premises are damaged but not wholly destroyed by any of such casualties, Rent shall abate in such proportion as use of the Premises has been destroyed, and Landlord shall restore same to substantially the same condition as before damage as speedily as practicable, whereupon full Rent shall commence.

9. **LAW:** Tenant agrees, at his own expense, to promptly comply with all requirements of any legally constituted public authority made necessary by reason of Tenant's occupancy of the Premises.

10. **ASSIGNMENT AND SUBLETTING:** Tenant may not, without the prior written consent of Landlord,

assign this Agreement or any interest hereunder.

11. DEFAULT, REMEDIES, COSTS AND FEES:

11.1 **Default:** Tenant is in default if Tenant, (a) fails to pay rent or any other amount required to be paid hereunder; or (b) fails in the performance of covenants, conditions, rules and regulations, or any other obligations contained herein.

11.2 **Remedies:** Upon default and written notice to Tenant, Landlord shall have the immediate right to either: (a) terminate Tenant's right of possession and to retake possession of the Property without terminating this Agreement, with Tenant remaining liable for all further rental and other amounts to be paid hereunder; or (b) terminate this Agreement. Furthermore, Landlord shall change lock codes, terminate lock codes and access to the suite and building, and Landlord shall also have the right to apply all or any portion of the Security Deposit to remedy such default or to pay for expenses incurred as a result of such default. All remedies provided for under this Agreement or by law or equity shall be cumulative and not concurrent.

11.3 **Costs and Fees:** If any legal action arise out of this Agreement, or if any rental owing under this Agreement is collected by or through an attorney at law, or if Landlord employs an attorney at law to enforce any of the other terms or conditions of this Agreement, Tenant agrees to pay or reimburse Landlord for all reasonable associated attorneys' fees, as Additional Rent.

11.4 Tenant agrees to accept service of process at Premises.

12. SIGNS: Tenant shall place no signs upon the outside walls or roof of or grounds surrounding the Premises, or interior walls of the halls and stairs, except with the written consent of Landlord. Tenant is required to purchase and install designated and approved "suite sign".

13. ENTRY FOR CARDING, ETC: Landlord may card the Premises "For Rent" or "For Sale" thirty (30) days before the termination of this Agreement. Landlord may from time to time enter the Premises at reasonable hours to exhibit same to prospective purchasers, existing or prospective mortgagees, lien holder, or tenants and to make repairs required of Landlord under the terms hereof, or to make repairs to adjoining premises, if any.

14. HOLDING OVER: Either party may terminate this Agreement at the end of the Lease Term by giving the other party thirty (30) days written notice prior to the end of the Lease Term. If neither party gives notice of termination, this Agreement will automatically be extended on a month-to-month basis with 10% increase Rental, with all other covenants and obligations remaining the same until either party terminates the Agreement by delivering thirty (30) days written notice. Notices shall become effective on the last day of the calendar month notice was received.

15. INSURANCE: Tenant shall at all times during the Lease Term maintain in full force and effect a Comprehensive general liability insurance in the amount of at least Five Hundred Thousand Dollars ($500,000) for any occurrence resulting in any damages, including but not limited to personal injury, property and casualty, consequential, or loss of business in the amount of at least Five Hundred Thousand Dollars ($500,000) for each occurrence. The insurance required by this Section 4 may be included in policies of "blanket insurance," provided that, in all other respects, each such policy shall comply with the requirements of this Section 4, and provided that no other loss, which may or may not be also insured thereby, shall in any way affect or limit the coverage and amount of insurance required hereby.

16. SECURITY DEPOSIT: Landlord acknowledges receipt of **$1,250.00** (hereinafter "Security Deposit") and deposited as security for Tenant's fulfillment of the conditions of this agreement in Landlords general account.

16.1 Security Deposit will be returned to Tenant within thirty (30) days after Property is vacated if:

16.1.1 The lease has expired, or this Agreement has been terminated by both parties; and

16.1.2 Thirty (30) days written notice was given, such notice becoming effective on the last day of the month in which it was received; and

16.1.3 Tenant has faithfully paid all amounts due under this agreement and has fully performed all of Tenant's obligations herein; and

16.1.4 The Property is not damaged and is left in its original condition, normal wear and tear excepted; and Property is clean and odorless, including but not limited to appliances, closets, cabinets, bath, kitchenette, etc.; and

16.1.5 All keys and openers have been returned; and

16.1.6 Tenant left forwarding street address with Landlord.

16.2 Security Deposit may be applied by Landlord to satisfy all or part of Tenant's obligations, or default thereof, and such act shall not prevent Landlord from claiming damages in excess of the Security Deposit. TENANT MAY NOT APPLY THE SECURITY DEPOSIT TO ANY RENT PAYMENT.

17. RULES AND REGULATIONS: Upon written notice Rule and regulations will change from time to time and Tenant agrees to abide to any such changes. Tenant agrees to abide by the following rules and regulations:

17.1 Smoking is not permitted in the building.

17.2 Business hours are defined from 8:00 am to 6:00 pm Monday through Friday.

17.3 Tenant will not interfere with any rights or obligations of other tenants.

17.4 No animals, birds, fish, or pets of any kind shall be permitted on the Property.

17.5 Tenant may only move furniture and fixtures in and out of the building during non-business hours.

18. USE OF PARKING LOT: Tenant hereby covenants and agrees to use the parking lot for cars and/or trucks owned by Tenant and its direct employees and customers. Vehicles, which are not being used in business on a regular basis for transportation, are not permitted to be parked in the parking lot. Overnight parking is not permitted. Tenant will not encumber nor obstruct the building containing the Premises nor allow the same to be obstructed or encumbered in any manner and will keep the sidewalks free of rubbish and dirt. Tenant shall not place, or cause to be placed, anything, including, but not limited to raw materials, merchandise, or vending machines, on the sidewalk

or exterior of the Premises.

18.1 Tenant is allowed **3** spaces for parking in the Moneyhouse employee parking lot.

19. NOTICE All notices required by law or by this Agreement to given Landlord shall be given by depositing same in by certified U.S. Mail, postage prepaid, addressed as follows: **Homespot, Inc., 52 Calle Paseo Covadonga, San Juan, PR 00901** or to such other address as Landlord may from time to time designate in writing to Tenant. All notices required by law or by this Agreement to given Tenant shall be given by personal delivery, posted on/under suite door, or depositing same in U.S. Mail, postage prepaid, and addressed to the Premise's address.

20. HOMESTEAD: Tenant hereby assigns to Landlord Tenant's homestead and exemption.

21. RIGHTS CUMULATIVE: All rights, powers and privileges conferred hereunder upon parties hereto shall be cumulative but not restrictive to those given by law.

22. TIME OF THE ESSENCE: Time is of the essence of this agreement.

23. ESTOPPEL CERTIFICATE: Within three (3) days after request by Landlord or any mortgage or grantee under a mortgage or security deed covering the Premises, or upon any sale, assignment or other transfer of the Premises by Landlord, Tenant shall deliver in recordable form an estoppel certificate in form and substance satisfactory to Landlord, to any proposed mortgagee or other transferee, or to Landlord, certifying those facts contained therein that are then true with respect to this Agreement and specifying with particularly any such facts which are not then true with respect to this Agreement.

24. WAIVER OF CLAIMS: To the extent permitted by law, Landlord and Landlord's agents, employees and contractors shall not be liable for, and Tenant hereby indemnifies, holds harmless and releases Landlord, its agents, employees and contractors from and against any and all claims for damage to persons or property sustained by Tenant or any person claiming through Tenant resulting from any fire, accident, occurrence or condition in or upon the Premises or Building or which it shall be a part except where such claims arise solely out of the gross negligence or willful misconduct of Landlord, Landlord's agents, employees or contractors.

25. EXCULPATION: Anything contained in this Agreement to the contrary notwithstanding, Tenant agrees that it shall look solely to the estate and property of the Landlord in the land and Buildings comprising the Property of which the Premises form a part for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord for any default or breach by Landlord of any of its obligations under this Agreement, subject, however, to the prior rights of the holder of any mortgage covering the Property or of Landlord's interest therein in the Property. No other assets of Landlord or any partner thereof shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claim. This provision shall not be deemed, construed or interpreted to be or constitute an agreement, express or implied, between Landlord and Tenant that the Landlord's interest hereunder and in the Property, shall be subject to impressment of an equitable lien or otherwise. Agreement, tenement, and all claims are subordinate to any mortgage, property taxes, and lien holder.

26. SUCCESSORS AND ASSIGNS, GOVERNING LAW AND BINDING EFFECT "Landlord" as used in this Agreement shall include first party, his heirs, representatives, assigns and successors in title

to the Property. "Tenant" shall include a second party, his heirs and representatives. The laws of the **Commonwealth of Puerto Rico** shall govern the validity, interpretation, performance and enforcement of this Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

27. ENTIRE AGREEMENT: This Agreement contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein unless contained in a modification in writing executed by all of the parties hereto, shall be of any force or effect.

IN WITNESS WHEREOF, the parties herein have hereunto set their hands and seals the day and year first written above.

Homespot, Inc.
(LANDLORD)

By: **David R. Levis**
Its: **President**

BF Prime DBA/ La Rosa Realty Puerto Rico
(TENANT)

By: **Joseph La Rosa**
Its: **CEO**